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                                                     February 8, 1996


The Care Group, Inc.
1 Hollow Lane
Lake Success, New York 11042

          RE: REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

  We have acted as special counsel to The Care Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 , which Registration Statement covers a total of 761,000 shares (the "Registered Shares") of Common Stock, par value $.001 of the Company. Such registration statement is hereinafter referred to as the "Registration Statement"; and the securities being registered in the Registration Statement are hereinafter referred to as the "Registered Securities". The Shares included in the Registration Statement are held by and are to be sold by a Selling Stockholder.

  We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company, certificates of officers or representatives of the Company and the selling stockholders and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion expressed herein which were not independently established or verified, we have relied upon statements, representations and warranties of officers and other representatives of the Company, the selling stockholders and others.

  Based upon the foregoing, we are of the opinion that if and when each of the following events shall have occurred:

  (a) The Registration Statement shall have become effective and shall remain effective in accordance with its terms and undertakings;

  (b)  The provisions of applicable state securities or blue sky laws

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       shall have been complied with; and

  (c) The Registered Securities shall have been sold in accordance with the Registration Statement and full payment therefor shall have been made pursuant to the terms of the Registration Statement,

then the Registered Securities will, when offered or sold in accordance with the terms of the Registration Statement, be legally issued, fully paid and non-assessable.

  In connection with the opinion set forth above, we have participated in conferences with officers and other representatives of the Company, the selling stockholders and representatives of the independent certified public accountant for the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus.

  The opinion rendered above is subject to the following exceptions: (i) enforceability as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies is subject to the discretion of the court before which any proceeding thereof may be brought.

  We are members of the Bar of the State of New York only and do not hold ourselves out as being conversant with, and express no opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the United States of America and the corporate law of the State of Delaware.

  We are furnishing this opinion to the Company solely for its benefit, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

  We consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the -Legal Matters+ section of the Registration Statement.



                      Very truly yours,

                      /s/ KAUFMAN GOLDSTEIN GARTNER & TAUB, P.C.

                      KAUFMAN GOLDSTEIN GARTNER & TAUB, P.C.